        As filed with the Securities and Exchange Commission on January 2, 2002
                                                      Registration No. 333-55566


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                              SCI SYSTEMS, INC. (1)
               (Exact name of issuer as specified in its charter)


            Delaware                                          63-0583436
  (State or other jurisdiction)                            (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                            2101 West Clinton Avenue
                            Huntsville, Alabama 35805
          (Address of principal executive offices, including zip code)

          SCI SYSTEMS, INC. INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                           Michael M. Sullivan, Esq.
                        Secretary and Corporate Counsel
                                SCI Systems, Inc.
                            2101 West Clinton Avenue
                            Huntsville, Alabama 35805
                                 (256) 882-4800

                                    Copy to:
                             G. William Speer, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                                   16th Floor
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 572-6600

(1) On December 6, 2001, Sun Acquisition Subsidiary, Inc. (the "Merger Sub") a Delaware corporation and a wholly owned subsidiary of Sanmina Corporation, a Delaware corporation ("Sanmina"), merged with and into SCI Systems, Inc., a Delaware corporation ("SCI"), pursuant to an Amended Merger Agreement and Plan of Reorganization dated as of July 13, 2001 among SCI, Sanmina and Merger Sub. SCI was the surviving corporation.

                         DEREGISTRATION OF COMMON STOCK

         On February 14, 2001, SCI filed a Registration Statement on Form S-8 (Registration No. 333-55566) for the sale of an aggregate of 150,000 shares of common stock, par value $0.10 per share, of SCI under the SCI Systems, Inc. International Employee Stock Purchase Plan (the "Plan"). On December 6, 2001, SCI merged with Merger Sub and Sanmina assumed the obligations of SCI under the Plan. Pursuant to SCI's undertaking in the Registration Statement, this Post-Effective Amendment No. 1 is being filed by SCI to deregister all shares of common stock registered pursuant to the Registration Statement, adjusted for any stock split or stock dividend, but remaining unsold as of the date this Post-Effective Amendment No. 1 is filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, and the State of California, on the 2nd day of January 2002.

                                  SCI SYSTEMS, INC.


                                 By:  /s/ JURE SOLA
                                     ------------------------------------------
                               Name:  Jure Sola
                                     ------------------------------------------
                              Title:  Chairman and Chief Executive Officer
                                     ------------------------------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                         TITLE                              DATE
                                   Chairman of the Board and Chief
                                   Executive Officer
 /s/ JURE SOLA                     (Principal Executive Officer)      January 2, 2002
--------------------------        --------------------------------

                                   President, Chief Operating
 /s/ RANDY FURR                    Officer and Director               January 2, 2002
--------------------------        -----------------------------

                                   Executive Vice President and
                                   Chief Financial Officer
                                   (Principal Financial and
 /s/ RICK ACKEL                    Accounting Officer)                January 2, 2002
--------------------------        -----------------------------

 /s/ A. EUGENE SAPP                 Director                          January 2, 2002
--------------------------        -----------------------------
